EXHIBIT 5


                                                               January 13, 2003
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



                  Re: The Suez 2002 Annual Stock Option Grant

Ladies and Gentlemen:

     I am the Senior Legal Counsel of Suez, a corporation (societe anonyme) organized under the laws of the Republic of France (the "Company"), and have advised the Company in connection with the registration on Form S-8 (the "Registration Statement") under the U.S. Securities Act of 1933, as amended, of 830,000 ordinary shares, nominal value (euro)2 each, of the Company (the "Shares") to be offered and sold to employees of the subsidiaries of the Company, resident in the United States, pursuant to the Suez 2002 Annual Stock Option Grant (the "2002 Plan").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company and such other documents and certificates, and made such inquiries of officers of the Company as I have deemed necessary as a basis for the opinions hereinafter expressed. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     Based upon and subject to the foregoing, I am of the opinion that the Shares deliverable upon exercise of options granted under the 2002 Plan, when delivered in accordance with the 2002 Plan, will be duly authorized, validly issued, fully paid and non assessable.

     The opinions here rendered are limited to matters of French law, and I do not purport to pass on any question arising under the laws of any jurisdiction other than the laws of France in force as of the date hereof.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ Patrice Herbet
                                               ------------------
                                               Patrice Herbet




                                   Exh. 5-1